As filed with the Securities and Exchange Commission on October 15, 2008
Registration No. 333-[            ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Amendment No. 2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXERCISE FOR LIFE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	7997	22-3464709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Adam Slazer
Chief Executive Officer
East Field Road, Suite 200-311
Huntersville, NC  28078
Telephone No.:  704-778-1700
(Name, Address and Telephone Number
of Principal Executive Offices and Agent for Service)

Copies of communications to:

JPF Securities Law, LLC.
17111 Kenton Drive
Suite 100B
Cornelius, NC 28031
Telephone No.: (704) 897-8334
Facsimile No.: (888) 608-5705

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

☐ Large Accelerated Filer    ☐  Accelerated Filer

  ☐ Non-Accelerated Filer        ☐  (Do not check if a smaller reporting company)  Smaller reporting Company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock (1)	466,050	.10	$	$46,605	$		$1.83
Total:						$

(1)
Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.10.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2008

PROSPECTUS

EXERCISE FOR LIFE SYSTEMS, INC.

466,050 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Please refer to “Selling Security holders” beginning on page 7.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “ Risk Factors ” beginning on page 6 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 15, 2008

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to Exercise for Life Systems, Inc., and our subsidiaries collectively, while the term “Exercise for Life Systems” refers to Exercise for Life Systems, Inc..” in its corporate capacity.

Our Company

Exercise for Life Systems, Inc. is a full-service operator of personal fitness training in and around the Lake Norman area of Charlotte, North Carolina. We operate from our training facility located at East Field Road, Suite 200-311 Huntersville, NC  28078. By operating our fitness center in a major metropolitan area such as Charlotte, North Carolina, we are able to offer city-wide training services, providing more value to clients and differentiating ourselves from “mom and pop” competitors while achieving operating efficiencies.

    We were incorporated in New Jersey in August of 1996 until we re-domiciled to North Carolina in September, 2008. Since inception, our business, markets, the services we offer and the way we conduct our business have not changed significantly and are not expected to change. Changes that have been made are primarily the result of increasing awareness of the need for exercise, weight control, good nutrition and a healthy lifestyle among adults and children in the United States. We believe that through more targeted sales and marketing efforts of our service offerings we can capitalize on the opportunities in our markets, including the aging of America and generally higher awareness levels of fitness. For many years our target market was the 18- to 34-year old middle-income segment of the population. In recent years, we expanded our target market to include 35- to 64-year olds. Currently, our clients range in age from approximately 12 to 91, reflecting our many years in business and diverse client base.

Beginning in September, 2006, we changed our focus and our business plan by focusing on improving operating margins and cash flows from our existing profit center of personal fitness training. We first focused on operating efficiencies, enrolling more new clients by expanding our service offerings to include discounted services if a client purchases a bulk number of training sessions in advance.  These changes to our business model, when combined with competitive conditions in key markets where well-financed competitors have expanded their operations, have positively affected our operating results and cash collections. We continue to evaluate strategic alternatives to enhance our liquidity and make necessary investments in our ongoing business.

About Us

Our principal executive offices are located at East Field Road, Suite 200-311 Huntersville, NC  28078.  Our telephone number is (704) 778-1700.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Upon effectiveness of our registration statement, management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board.

The Offering

This prospectus relates to the sale of up to 466,050 currently issued and outstanding shares of our common stock by the selling security holders, consisting of: 37 US investors.

We agreed to file a registration statement with the Commission in order to register the resale of the common shares issued to the selling security holders.

As of October 15, 2008, we had 11,477,050 shares of common stock outstanding. The number of shares registered under this prospectus would represent approximately 12% of the total common stock outstanding. The number of shares ultimately offered for sale by the selling security holders is dependent on whether, and to what extent, such holders decide to sell their shares.

We will not commence seeking a market for our common stock until the registration statements have cleared all comments from the Securities and Exchange Commission. Management intends to request a market maker to file a Form 211 to be approved for trading on the NASDAQ. The Company is not permitted to file a form 211 with the OTCBB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security on the Exchange.

There currently is no trading market for our common stock. The Company has not applied for a listing on any exchanges including Pinksheets.com. Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Security Holders” and “Plan of Distribution.”

SUMMARY FINANCIAL DATA

The following selected financial data have been derived from the Company’s financial statements which have been audited by Traci J. Anderson, CPA, an independent registered public accounting firm, as of and for the year ended at December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007. The summary financial data as of December 31, 2007, are derived from our audited financial statements, which are included elsewhere in this prospectus. The audited condensed financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the audited periods. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

EXERCISE FOR LIFE SYSTEMS, INC.
SUMMARY OF STATEMENTS OF OPERATIONS

Unaudited Financial Summary Information for the Six Months Ended June 30, 2008 and 2007

Statements of Operations (Unaudited)	For the six months ended June 30, 2008		For the six months ended June 30, 2007

Revenues		$33,186		$35,368
Cost of sales		$(6,675)		$(7,166)
Gross profit		$26,511		$28,202
Operating expenses		$58,558		$33,305
Income (loss) from operations		$(32,047)		$(5,103)
Other expense, net		$-0-		$-0-
Net (loss)		$(32,047)		$(5,103)
Net income (loss) per common share	$	*	$	*

*less than $.01 per share

Balance Sheets (Unaudited)	As of June 30, 2008

Available cash	$14,740
Total current assets	$98,640
Other assets	$28,350
Total Assets	$126,990
Current liabilities	$18,592
Stockholders’ equity (deficit)	$108,398
Total liabilities and stockholders’ equity	$126,990

Audited Financial Summary Information for the Years Ended December 31, 2007 and 2006

Statements of Operations (Audited)	For the year ended Dec. 31, 2007			For the year ended Dec. 31, 2006

Revenues		$61,127			$37,498
Cost of Sales		$(14,867)			$(5,154)
Gross profit		$46,260			$32,344
Operating expenses		$27,210			$41,064
Income (loss) from operations		$19,050			$(8,720)
Other expense, net		$-0-	-		$1,248
Net income (loss)		$19,050			$(9,968)
Net income per common share	$	*		$	*

*less than $.01 per share

Balance Sheets (Audited)	As of Dec. 31, 2007

Available cash	$316
Total current assets	$316
Other assets	$33,959
Total Assets	$34,275
Current liabilities	$8,730
Stockholders’ equity (deficit)	$25,545
Total liabilities and stockholders’ equity	$34,275

 RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We have experienced relatively slow growth to this date and without significant increases in the market penetration of our services and improvements to our operating margins we will not achieve profitability.

We anticipate that we could incur significant losses for at least the short-term.  We will not achieve profitable operations until we complete our offering and successfully attract and retain a significant number of clients to, and users of, our services and customers for our other services and generate revenues from these sources that are sufficient to offset the substantial up-front expenditures and operating costs associated with developing and commercializing our services. We may never be able to accomplish these objectives.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease operations.

Our current business plan calls for raising a significant amount of additional funds within the next 12 months.  Under the plan, these new funds would be utilized primarily for increased advertising and to expand the Company’s infrastructure through hiring key employees. We believe that this future financing is crucial to our ability to grow and develop our business.  If we are unsuccessful in our ability to raise additional funds on acceptable terms when required, our business may wither and die.

It will be difficult for you to evaluate us based on our past performance because we have only a limited operating history.

We have been engaged in personal training services for a relatively short period of time. Accordingly, we have only limited financial results on which you can evaluate us and our operations.  Accordingly, we should be viewed as essentially a new business and therefore, we are subject to, and may not be successful in addressing, the risks typically encountered by new enterprises and companies operating in the rapidly evolving marketplace, including those risks relating to:

o	the failure to develop brand name recognition and reputation;

o	the failure to achieve market acceptance of our services;

o	a slow down in the growth of general consumer acceptance of personal training; and

o	an inability to grow and adapt our business and technology to evolving consumer demand.

We may not be able to successfully compete in our markets, which are characterized by intense competition and the presence of large competitors.

Given our relatively limited resources, we may not be able to effectively compete in our target markets.  These markets are characterized by intense competition and increasing numbers of new market entrants who have developed or are developing potentially competitive services.  Most of our competitors have significantly greater financial and operating resources compared to us. Our ability to compete will be dependent on our ability to enhance and upgrade our services.

Our limited resources may restrict our ability to manage any growth we may experience.

Growth of our business will likely place a significant strain on our management systems and resources and may require us to implement new operating systems, procedures and controls.  Our failure to manage our growth and expansion could adversely affect our business, results of operations and financial condition. Failure to implement new systems effectively or within a reasonable period of time could adversely affect our business, results of operations and financial condition.

If we lose any of our key personnel or fail to hire and retain other talented employees, our operations could be harmed.

Our success is dependent, in part, on the personal efforts of Adam Slazer, our President, and other key personnel that we hope to hire after this Offering.  Although, we plan to obtain "key-man" insurance on his life in the amount of $1,000,000, the loss of Mr. Slazer's services could have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on our business and operations.

We may not be able to attract and retain a sufficient number of clients to maintain or expand the business.

During each of the last two fiscal years, our number of clients declined. The profitability of our fitness operations is dependent, in large part, on our ability to originate and retain clients.  Numerous factors have affected our client origination and retention at our fitness centers and that could lead to a further decline in client origination and retention rates in the future, including the inability of us to deliver quality service at a competitive cost, the presence of direct and indirect competition in the areas we are located and the public’s level of interest in fitness and general economic conditions.

We may not be able to continue to compete effectively in the future.

We expect the persisting increase in competition to continue to have an adverse effect on our business, liquidity, financial condition and results of operations.  In addition, the constraints on our liquidity have limited our ability to invest our operating cash flow in improvements to our fitness centers and address the aging of our facilities, which may affect our ability to compete.  Public perception of our declining liquidity, financial condition and results of operations, in particular with regard to our potential failure to meet our debt obligations, may result in additional decreases in cash client revenues (particularly those associated with longer term client contracts) and increases in client attrition.  In addition, if liquidity problems persist, our suppliers could refuse to provide key products and services in the future.  Continuing liquidity concerns could also negatively affect our relationship with employees by decreasing productivity and increasing turnover.

Competitors could copy our business model and erode our market share, brand recognition and profitability.

We cannot assure you that our competitors will not attempt to copy our business model, or portions thereof, and that this will not erode our market share and brand recognition and impair our growth rate and profitability. In response to any such competitors, we may be required to decrease our membership fees, which may reduce our operating margins and profitability.

We have significant operations concentrated in a certain geographic area, and any disruption in the operations of our center in this area could harm our operating results.

Any prolonged disruption in the operations of our center, whether due to technical difficulties, power failures or destruction or damage to the center as a result of a natural disaster, fire or any other reason, could harm our operating results. In addition, our concentration in this market increases our exposure to adverse developments related to competition, as well as economic and demographic changes in these areas.

We could be subject to claims related to health or safety risks at our center.

Use of our center poses potential health or safety risks to members or guests through exertion and use of our equipment, facilities and services. We cannot assure you that claims will not be asserted against us for injury or death suffered by someone using our facilities or services.

Certain shareholders control a substantial portion of our outstanding common stock.

Our executive officers, directors and principal shareholders own a significant portion of the outstanding shares of our common stock.  Specifically, Adam Slazer, our President, owns 10,000,000 shares of our common stock. In addition, additional shares and/or options may be issued to our other officers, directors and employees.  Accordingly, these persons, acting together, will be able to influence the election of our directors and thereby influence or direct our policies.

No dividends have been paid on our common stock.

To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the common stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements.

The Company does not have a prior public market, and there can be no assurance that an active trading market will exist in our Stock after the Offering.

Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market in the Common Stock will develop after the Offering or be sustained.  The initial public offering price may not be indicative of the market price for the Common Stock after the Offering.  The liquidity of and the market price for the Common Stock can be expected to vary with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities.  Such fluctuations may significantly affect liquidity and market prices independent of the financial performance of and prospects for the Company.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

 FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to attract and retain clients, help clients attain their goals, and select competitive locations for our centers and that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products and services will increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be  forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “ 1933 Act ”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

 USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will sell their shares at $.10 per share and thereafter at prevailing market prices, if and when Exercise for Life Systems, Inc. is quoted on the Over-The-Counter Bulletin Board. However, there can be no assurance that we will find a market maker willing to apply for such quotation. Prior to this offering, there has been no market for our shares. The offering price of $.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DILUTION

Our net tangible book deficit as of the six months ending June 30, 2008 was $108,398 or less than $0.01 per share of common stock. Net tangible book deficit is determined by dividing our tangible book deficit (total tangible assets less total liabilities and convertible preferred stock) by the number of outstanding shares of our common stock. As of October 15, 2008, we had a total of 11,477,050 shares of common stock outstanding and no shares of preferred stock outstanding.

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 11,477,050 shares of common stock outstanding as of October 15, 2008.

Name of selling stockholder	Shares of common Stock owned prior to offering	Percent of Common Stock owned prior to offering (1)	Shares of common stock to be sold	Shares of common Stock owned After offering	Percentage of Shares Owned Upon Completion
William C. Moncrief Jr.	1,000	Less than 1%	1,000	0	0%
Terri Lynn Abel	1,000	Less than 1%	1,000	0	0%
Mark A. Dell	1,000	Less than 1%	1,000	0	0%
Judith A. Newland	1,000	Less than 1%	1,000	0	0%
Steven A. Bongiovanni	35,000	Less than 1%	35,000	0	0%
Richard A. West	10,000	Less than 1%	10,000	0	0%
Joseph M. Wilkins	10,000	Less than 1%	10,000	0	0%
Mark J. Koury	5,000	Less than 1%	5,000	0	0%
Christopher S. Moseley	5,000	Less than 1%	5,000	0	0%
Bryan Kuskie	50,000	Less than 1%	50,000	0	0%
Adam D.A. Matisko	2,000	Less than 1%	2,000	0	0%
Stacie D. Criscuolo	2,050	Less than 1%	2,050	0	0%
Thomas F. Von Ohlen	1,000	Less than 1%	1,000	0	0%
Stephen Glaser	1,000	Less than 1%	1,000	0	0%
Valerie A. Garman	10,000	Less than 1%	10,000	0	0%
Stacie K. Branham	1,000	Less than 1%	1,000	0	0%
Ray Moseley	2,000	Less than 1%	2,000	0	0%
William A. Byrd	2,000	Less than 1%	2,000	0	0%
Richard Neil Younts	2,000	Less than 1%	2,000	0	0%
Bradley E. Turner	1,000	Less than 1%	1,000	0	0%
Stacie Dyan Cottone	1,000	Less than 1%	1,000	0	0%
Tray Rorie	100,000	Less than 1%	100,000	0	0%
Angela Cottone	1,000	Less than 1%	1,000	0	0%
Nancy Lea Hart/ Doc Hart	1,000	Less than 1%	1,000	0	0%
Scott R. Tetterton	7,500	Less than 1%	7,500	0	0%
Stanly Nicastro	7,000	Less than 1%	7,000	0	0%
Rodney Slagter	2,000	Less than 1%	2,000	0	0%
Dean A. Stewart	2,000	Less than 1%	2,000	0	0%
George and Nellie Roth	5,000	Less than 1%	5,000	0	0%
Tracie Zehnal	1,000	Less than 1%	1,000	0	0%
Thomas A. Brophy	1,000	Less than 1%	1,000	0	0%
Vanessa Cottone	1,000	Less than 1%	1,000	0	0%
Tara Cottone	1,000	Less than 1%	1,000	0	0%
Sunbelt Studios, LLC	10,000	Less than 1%	10,000	0	0%
Michael W. Chandler	1,000	Less than 1%	1,000	0	0%
(2) Guardian Registrar & Transfer, Inc.	92,500	Less than 1%	92,500	0	0%
(3) Greentree Financial Group, Inc.	1,000,000	8.79%	100,000	900,000	0%
Totals	1,366,050	12.02%	466,050	900,000	0%

(1)
Applicable percentage of ownership is based on 11,477,050 shares as of October 15, 2008 (there are no securities exercisable or convertible into shares of common stock). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)	Guardian Registrar and Transfer, Inc. received the 92,500 shares of our common stock for its services to the Company as our registrar and transfer agent.

(3)
Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc.  Mr. Cottone and Mr. Bongiovanni share equal voting power over the investments of Greentree Financial Group, Inc.  Greentree Financial Group, Inc. received the 1,000,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form S-1 registration statement and the prospectus included herein, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. A copy of our consulting agreement with Greentree Financial Group, Inc. is attached hereto as Exhibit 10.1.

PLAN OF DISTRIBUTION

Sales By Selling Security Holders

The Exercise for Life Systems Selling Security Holders are offering to sell 466,050 shares of our common stock. All Selling Security Holders will sell their shares at $0.10 per share until such time as a market develops for our common stock, if ever. Then the shareholders shall be permitted to sell at the then prevailing market price.  We will not receive any proceeds from the sale of the shares by the Exercise for Life Systems Selling Security Holders. The securities offered by this prospectus may be sold by the Exercise for Life Systems Selling Security Holders, but not by us.  We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Exercise for Life Systems Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of the Exercise for Life Systems Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf.  For instance, an illegal distribution may occur if any of the Exercise for Life Systems Selling Security Holders provide us with cash proceeds from their sales of the securities.  If any of the Exercise for Life Systems Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Exercise for Life Systems Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The Exercise for Life Systems Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Exercise for Life Systems Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Exercise for Life Systems Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Exercise for Life Systems Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus.  The Exercise for Life Systems Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

 In addition to, and without limiting, the foregoing, each of the Exercise for Life Systems Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Exercise for Life Systems Selling Security Holders or any such other person.  Specifically, Regulation M prohibits an issuer, the Exercise for Life Systems Selling Security Holders, or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

 There can be no assurances that the Exercise for Life Systems Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

 All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Exercise for Life Systems Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Exercise for Life Systems Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Exercise for Life Systems Selling Security Holders.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 100,000,000 shares of common stock, par value of $0.0001 per share. As of October 15, 2008, there were 11,477,050 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Limitation of Liability: Indemnification

Our Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by North Carolina law.

We believe that the provisions in its Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

INTEREST OF NAMED EXPERT AND COUNSEL

Our financial statements for the year ended December 31, 2007, contained in this prospectus have been audited by Traci J. Anderson, CPA, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Traci J. Anderson, CPA does not own any interest in us.

JPF Securities Law, LLC passed upon the validity of the issuance of the common shares to be sold by the selling security holders under this prospectus. JPF Securities, LLC does not own any interest in us.

DESCRIPTION OF BUSINESS

Business Development

Exercise for Life Systems was incorporated in New Jersey in 1996 as A.J. Glaser, Inc. and later incorporated in North Carolina in 2006 also as A.J. Glaser, Inc.  In 2008, A.J. Glaser, Inc. amended its North Carolina Articles of Incorporation to change its name to Exercise for Life Systems, Inc.  In September of 2008 we entered into a plan of exchange with A.J. Glaser, Inc. whereby we exchanged 100 shares of our common stock for all of the issued and outstanding shares of A.J. Glaser, Inc.  We entered into this transaction in order to re-domicile our company in North Carolina where the majority of our business is conducted.

The Company currently operates a full-service personal fitness training center in Cornelius, North Carolina.  Exercise for Life Systems’ product and service offerings seek to help its clients and prospective clients achieve their health and wellness goals while increasing its revenue, earnings, cash flow and profitability. The Company’s primary focus is to improve operating margins and cash flows from the Company’s existing profit center of personal fitness training, as well as provide value added health and fitness services and to continue helping clients achieve their health and wellness goals.  Exercise for Life Systems, Inc. is headquartered in Cornelius, North Carolina.

When it comes to the public’s increasing awareness of the need for exercise, weight control, good nutrition, and a healthy lifestyle, we believe that through more targeted sales and marketing efforts of our service offerings, we can capitalize on the opportunities in our markets, including the aging of America and generally higher awareness levels of fitness. Beginning in 2006, we changed our focus and our business plan by focusing on improving operating margins and cash flows from our existing profit center of personal fitness training.  We first focused on operating efficiencies, enrolling more new clients by expanding our service offerings to include discounted services if a client purchases a bulk number of training sessions in advance.  These changes to our business model, when combined with competitive conditions in key markets where well-financed competitors have expanded their operations, have positively affected our operating results and cash collections.  The Company will continue to evaluate strategic alternatives to enhance our liquidity and make necessary investments in our ongoing business as well as strive to nurture the best practices and talent of our partners and share them broadly to create value for our customers, shareholders, partners and employees.

By operating our fitness center in a major metropolitan area such as Charlotte, North Carolina, Exercise for Life Systems is able to offer city-wide training services, providing more value to clients and differentiating ourselves from “mom and pop” competitors while achieving operating efficiencies.  Our target market includes, but is not limited to, 18- to 64-year olds. Our industry experience has allowed us to identify target markets that will be receptive to our proprietary products and services while allowing the quickest market penetration with as minimal competition as possible.

Business of Issuer

Products and Services

Our fitness operations provide a unique platform for the delivery of value-added services to our fitness, wellness and weight loss-conscious clients.  By integrating personal training, nutrition advice, and our weight management program into our core fitness training operations, we have positioned ourselves as the total source for most of our clients’ wellness and fitness needs.

Personal Training.  We offer fee-based personal training services with professionally certified personal trainers currently on staff. Integrating personal training into select programs has helped fuel the growth of this service. All new clients are also offered a free first work-out with a personal trainer as an important first step toward fitness at the beginning of their training.  Personal training package services are also offered separately, giving customers a full range of personal training options at the point of sale and beyond. We believe that further penetration into the existing client base along with new personal training programs will continue to provide revenue growth opportunities in personal training. Our multi-client personal training sessions (small group personal training) are more affordable for our clients, and on average, have a margin similar to or greater than one-on-one training. We also offer a maintenance program after a client has completed a personal training package.  This allows a client who may have stopped training otherwise to continue using our services.  Maintenance clients can come in once a week, bi-weekly, monthly or quarterly.  These maintenance clients continue to increase revenue by retaining personal trainers services on a more limited basis.  They are also still a source for referrals in the future.

Supplements.  We sell certain supplements which are scientifically-advanced formulas designed to give the body the maximum benefit from vitamins and minerals. They are a powerful combination of plant-derived bioflavonoid, known as oligomeric proanthocyanidins, or OPC's. Made from a unique combination of grape seed, pine bark and red wine extracts (in addition to bilberry and citrus extracts), these OPC's are super-effective free radical neutralizers.*  Our web site for this product is located at http://drink2health.isotonix.com. When one takes a daily vitamin or nutritional supplement tablet, the body must work hard for up to four hours to digest and absorb the vitamins and minerals. During that process, your body may not absorb enough nutrients to gain the maximum benefit it needs to remain healthy. Our supplements use an isotonic formula to speed nutrients to the body where they are needed most. An isotonic formula utilizes a powder formula, that, when mixed with water, minimizes the amount of digestion needed to deliver maximum benefit to your body. Through this effective method, the supplements provide delivery and speed nutrients to the body.

*The Food and Drug Administration has not evaluated these statements. The product is not intended to diagnose, treat, cure, or prevent any disease.

Nutrition and Weight Management Program.  We offer a comprehensive nutrition and exercise program customized to an individual’s unique metabolism. This program combines meal plans, grocery lists, recipes, meal replacement bars and meal replacement shakes to offer a comprehensive weight management program to all Exercise for Life Systems, Inc. clients. Using computer-based or manual food logging methods, all participants in our weight loss solution can track their progress towards reaching their weight loss goals. This allows for the integration into a comprehensive lifestyle, health, nutrition and fitness program.  The weight management program can be done individually or in a group setting.  The length of the program is 12 weeks and then we offer a maintenance program for those who want to continue along their weight loss journey.  All participants are weighed and measured every four weeks so we can monitor their improvement.

Fitness Assessments.  We offer the Polar Body Age Assessment.  This state of the art assessment allows clients to see their strengths and weaknesses compared to other people of their same age and sex.  It includes weight, blood pressure, flexibility, strength, girth measurement, cardiovascular, risk factor and weight management assessments.  The most unique part of the Polar Body Age system is that it takes the results of all the assessments and gives the client his or her body age compared to chronological age. All members who sign up for personal training are required to take the 20 page one hour assessment.  Follow up assessments are required every 3 months or at the completion of the personal training program.  This holds the client as well as the trainer responsible for meeting the client’s goals.  We also offer partial assessments for those who only want to do certain aspects of the Polar Body Age System.  Individual body fat, blood pressure and cardiovascular assessments are available.

Our Business Model

Exercise for Life Systems plans to generate income by integrating personal training, nutrition advice, and the weight management program into its core fitness training operations and by positioning itself as the total source for most of its clients’ wellness and fitness needs.  Through its product and service offerings, the Company will increase its revenues by offering a wide array of health and wellness products and services to clients of all ages.  By offering personal service, Exercise for Life Systems will position itself to help its clients successfully achieve their goals and build its brand recognition.

Strategy and Implementation Summary

We will watch our results very carefully. Believing that a business opportunity exists is important. However, we will not pursue a business model if we cannot afford to be in that business. We will strategically focus on retaining existing and signing up new clients. Our business strategy is to quickly and aggressively pursue and expand in areas of success and market dominance that have not already been successfully penetrated by other businesses, or to provide services and solutions not presently offered by our competitors.

Marketing and Sales Strategy

We devote substantial resources to marketing and promoting our fitness services. We believe strong marketing support is important to attracting new clients at both existing and new fitness centers as well as promoting our various service offerings to both new and current clients. We also believe that our sales and marketing efforts compliment other actions and programs to improve client retention.

We advertise primarily through direct mail, newspapers, telephone directories, on-line advertising, and other promotional activities. Our advertising programs are local. Our marketing approach and organization, as well as our creative approach is developed to reach multiple customer segments in the 18- to 64-year old demographic.

Our sales and marketing programs emphasize the benefits of health, physical fitness, nutrition and exercise by appealing to the public’s desire to lose weight, look and feel better, be healthier, experience an improved quality of life and live longer. We believe providing clients a solution to their fitness and nutrition needs, along with flexible payment plans (clients can pay at the time services are rendered or may mail in their payment), our strong brand identity and the convenience of multiple locations, constitute additional competitive advantages.

Our marketing efforts also include corporate and individual marketing programs. We sell corporate services directly to businesses, as well as directly to their employees through a combination of offsite sales activities and corporate events. Open houses and other activities for clients and their guests are used to foster client loyalty and introduce prospective clients to our fitness training center. Referral incentive programs are designed to involve current clients in the process of new enrollments and enhance client loyalty. Direct mail and email reminders encourage referrals and renewals of clients.

We also attract interest from visitors to our Internet homepage at http://www.drmikechandler.com/personaltraining.html and continue to explore ways to use the Internet as a customer relationship management tool. Inquiries via the Internet have become an important source of new clients. All Internet visitors are encouraged to download a free trial visit, as well as set an appointment for an initial visit.

Future Fitness Centers and Operations

Site selection.  Our objective is to select highly-visible locations with high traffic volume, household density and proximity to other generators of retail traffic. Most of our fitness centers will be located near regional, urban and suburban shopping areas and business districts of major cities.

Fitness center model.  Our current fitness center model offers those fitness services our clients use most frequently, such as well-equipped cardiovascular, strength and free weight training areas along with a wide variety of exercise classes. These centers typically are small so as to maintain economic efficiency while still getting a solid workout.

Fitness center operations.  Our overall goal is to maximize our clients’ experiences by combining exercise instruction with nutrition guidance to assist our clients in achieving all of their fitness and weight loss objectives. We believe the most effective way to retain clients is by successfully assisting them in reaching their fitness goals and experiencing a higher quality of life. Our ultimate goal is that they continue to exercise for the rest of their life. We strive to employ friendly, helpful and fitness informed personnel committed to providing a high level of customer service, creating an environment that meets the needs of our clients. We staff our fitness center with well-trained health, fitness and nutrition professionals. Onsite personal trainers are available to assist in the development of a customized training regimen. Our weight management programs and nutrition products are available at all of our domestic fitness centers and are becoming an increasingly important part of our total fitness offering.  All personal trainers are required to have a four year degree in the fitness or physical education field.

Fitness centers that we open in the future may vary in size, amenities and types of services provided.  Our current fitness center contains a wide variety of progressive resistance, cardiovascular and conditioning exercise equipment, as well as free weights and stretch areas with small apparatus equipment. Some fitness centers in the future may contain amenities such as saunas, steam rooms, whirlpools and swimming pools, but there is no guarantee as this would be contingent upon raising capital in the future.

Competition

We operate in a fragmented but highly competitive market. Several of our competitors have access to capital which has fueled their expansion and growth, including entry into key markets served by us. In several cases, these competitors have a more favorable liquidity position than we do. Despite increasing levels of competition, at this time we are an efficient operator of our fitness training center in Cornelius, North Carolina in terms of clients, revenues and square footage of our facility. We primarily compete with other commercial fitness centers; physical fitness and recreational facilities established by local governments, hospitals, and businesses for their employees; the YMCA and similar organizations; and, to a certain extent, with racquet, tennis and other athletic clubs, weight-reduction businesses, and the home-use fitness equipment industry. We also compete, to some degree, with entertainment and retail businesses for the discretionary income of consumers in our target markets. In addition, we face regional competition with increasingly large fitness companies such as 24 Hour Fitness Worldwide, Inc., L.A. Fitness, Inc., Town Sports International Holdings, Inc. (NSDQ: CLUB), Life Time Fitness, Inc. (NYSE: LTM) and Gold’s Gym International, Inc. Other competition comes from new small footprint, lower cost competitors such as Fitness 19, Anytime Fitness and Planet Fitness.

Competition has increased in certain markets from competitors expanding their scope of operations, and due to the decrease in the barriers to entry into the market with financing available from, among others, financial institutions, landlords, equipment manufacturers, private equity sources and the public capital markets. We believe several competitive factors influence success in the fitness center business, including convenience, price, customer service, and quality of operations, quality and innovative programming as well as the ability to secure prime real estate. We believe we benefit from our flexible and affordable client plans, and our diverse client base, although we have been adversely affected by our lack of capital and the aging of our facility, which affects our ability to compete. We expect the persisting increase in competition from well-financed competitors to continue to have an adverse effect on our business.

We believe we compete favorably in the principal competitive factors in our market, which consist of the following:

•	Knowledgeable physical trainers,
•	Technologically advanced products and services; and
•	Technical capability and management experience and expertise.

Competitive Edge

The competitive edge of Exercise for Life Systems, Inc. is due to the following:

Knowledge.   Through our strategic recruiting efforts at the nation’s best colleges that offer four year degrees, we strive to hire only the best and most qualified personal trainers and employees.  All of our trainers are required to have a four year degree in a fitness or physical education curriculum.  We do not experience a high turnover of personal trainers, and as a result, our trainers are experienced with and knowledgeable about our business, products and services.

Leading Edge Technology. Our product and service offerings are equipped with leading edge technology.  By offering scientifically advanced supplements, customized nutrition and weight management programs, and state of the art fitness assessments, we are able to offer our clients what they need to achieve their desired goals.

People. We have a history in working with people and helping them achieve their goals.  By hiring our personal training managers from within the Company, our center is run by professional managers who are familiar with our business, products and services and who have also built a rapport with our existing clients.

Reports to Security Holders

We are filing this registration statement on a voluntary basis under the Securities Act of 1933. The effectiveness of this registration statement subjects us to the periodic reporting requirements imposed by Section 13(a) of the Securities Exchange Act of 1934.

We will electronically file with the Commission the following periodic reports:

·	Annual reports on Form 10-KSB;

·	Quarterly reports on Form 10-QSB;

·	Periodic reports on Form 8-K;

·	Annual proxy statements to be sent to our shareholders with the notices of our annual shareholders' meetings.

In addition to the above reports to be filed with the Commission, we will prepare and send to our shareholders an annual report that will include audited financial statements.

The public may read and copy any materials we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that electronically file reports with the Commission.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at East Field Road, Suite 200-311 Huntersville, NC  28078.  The Company has an oral contract to lease the premises with its President.  The lease is gratuitous and consists of approximately 100 square feet of office space.  The effects of the fair value of rent of its headquarters that is provided by a related party are immaterial to the financial statements taken as a whole.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are not currently quoted on any exchange.

Holders

We have approximately 39 record holders of our common stock as of October 15, 2008.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Equity Compensation Plan and Stock Option Plan Information

The Company, at the current time, has no stock option plan or any equity compensation plans

 MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” within regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. Management will elect additional changes to revenue recognition to comply with the most conservative SEC recognition on a forward going accrual basis as the model is replicated with other similar markets (i.e. SBDC). The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

BUSINESS MODEL

Exercise for Life Systems, Inc.’s primary focus is to improve operating margins and cash flows from the Company’s existing profit center of personal fitness training, as well as provide value added health and fitness services and to continue helping clients achieve their health and wellness goals.  The Exercise for Life Systems, Inc. product line seeks to provide a unique platform for the delivery of value-added services to its fitness, wellness and weight loss-conscious clients.

We plan to integrate personal training, nutrition advice, and our weight management program into our core fitness training operations to position ourselves as the total source for most of our clients’ wellness and fitness needs.  Our target market includes, but is not limited to 18- to 64-year olds.  This expansion over our prior target market of 18- to 34-year olds is due to the increased awareness of health and physical fitness among 35- to 64-year olds.  Currently, our clients range in age from approximately 12 to 91, reflecting our many years in business and our diverse client base.  Our industry experience has allowed us to identify target markets that will be receptive to our proprietary products and services.

Our products and services include personal training services with professionally certified personal trainers, supplements which are scientifically advanced formulas designed to give the body the maximum benefit from vitamins and minerals, a nutrition and weight management program, and fitness assessments.  We are headquartered in Cornelius, North Carolina, and we seek to enhance stockholder value by building brand awareness and recognition of our products and services as well as by opening new facilities.

PLAN OF OPERATION

We plan to raise additional funds through joint venture partnerships, project debt financings or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. There is no assurance that we will be successful in raising additional capital or achieving profitable operations. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties. We will need financing within 12 months to execute our business plan.

For the next 12 months, our Plan of Operations is as follows:

•
Increase revenue through continued addition of new clients and through improved retention of new and existing clients. We offer prospective clients the ability to choose the billing type, amenities and pricing structure they prefer. Prospective clients may choose between our services paid in contract which is discounted or pay as you go, the later of which is more popular. These options are presented in a simplified sales process, giving prospective clients important choices around the term, enrollment fee level and individual training payment amount. We believe our training type offerings align with the “consumer choice” mandate prevalent in the retail marketplace. We also believe the choices we offer are an important competitive differentiator in our market space. Our focus is on improving retention rates through new and more focused initiatives to fully engage new clients in the full range of our wellness offerings (for example, nutrition programs and nutrition products, weight loss and weight management programs, personal training and group exercise).

Leverage our strong background in successfully helping clients attain their goals.  Our services continue to receive high awareness ratings and marketing recognition from consumers.  We believe that strong marketing support at the local level, with messages focused on our target (and in some cases, underserved) market segments are a key to attracting new and retaining present clients.  Continuing high-focused market research is the key, we believe, to understanding our present clients and to identifying geographic markets and consumer segments that present our best opportunities to add new clients.  This market research and the resulting creative concepts, selectively tested in appropriate markets, helps maximize the effectiveness of our advertising.  We plan on sending a mass mailing to The Peninsula residents in order to drive new business.  We identified the aging population in the community and a potential source of new business.

Grow our ancillary revenues.   Our valuable client base affords us an opportunity to provide clients other value-added products and services to help them achieve their health and wellness goals and increase our revenue per client. We offer a comprehensive and extensive list of services to clients and, depending on the retail distribution channel at our fitness facility, these products and services include a potential for nutritional products; potential licensed personal exercise equipment; personal training; group specialty exercise classes; nutrition and weight management programs. We are pursuing other ways to leverage our client base with other services with the goal of mutually benefiting our clients while further increasing our revenue.

RECENT DEVELOPMENTS

We are currently developing our product and service offerings and strengthening our client relationships.

Major ongoing Tasks:

— seeking investors,

— seeking growth opportunities,

— continue with product and service development and promotion.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)

Revenues

The Company had revenues of $33,186 for the six months ended June 30, 2008 compared with $35,368 during the six months ended June 30, 2007.

Operating Expenses

The Company had operating expenses of $58,558 for the six months ended June 30, 2008. Our operating expenses for the six months ended June 30, 2007 were $33,305.

Other Expenses

The Company had no other expenses for the six months ended June 30, 2008 and 2007.

LIQUIDITY AND CAPITAL RESOURCES

We had only $14,740 cash for the six months ended June 30, 2008. We will be required to raise capital on an ongoing basis. Most recently we raised funds from unrelated accredited investors through private placements of common stock. In the future we will potentially need to raise capital to sustain operations through this channel.

RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2007 AND 2006 (AUDITED)

Revenues

 The Company had revenues of $61,127 for the year ended December 31, 2007 compared with $37,498 during the year ended December 31, 2006.

Operating Expenses

 The Company had operating expenses of $27,210 for the year ended December 31, 2007. Our operating expenses for the year ended December 31, 2006 were $41,064.

Other Expenses

 The Company had other expenses of $0 and $1,248 for the years ended December 31, 2007 and 2006, respectively.  These expenses were due to interest expense in the amount of $1,248 to related parties in the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

We had only $316 cash for the year ended December 31, 2007 compared to $637 cash for the year ended December 31, 2006. We will be required to raise capital on an ongoing basis. Most recently we raised funds from unrelated accredited investors through private placements of common stock. In the future we will potentially need to raise capital to sustain operations through this channel.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. A critical accounting policy is one that is both very important to the portrayal of our financial condition and results, and requires management’s most difficult, subjective or complex judgments. Typically, the circumstances that make these judgments difficult, subjective and/or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), “THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT TO SFAS 115. ” SFAS No. 159 allows the measurement of many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis under a fair value option. In addition, SFAS 159 includes an amendment of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities ,” and applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for fiscal years that begin after November 15, 2007. We are currently evaluating the impact, if any, of adopting SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “NONCONTROLLING INTERESTS IN FINANCIAL STATEMENTS—AN AMENDMENT OF ARB NO.51”. SFAS 160 is intended to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and entities to provide sufficient disclosures to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No.160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have an effect our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

Accounting Policies Subject to Estimation and Judgment

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2007.

MANAGEMENT

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company.

The following is a biographical summary of the experience of each of the executive officers:

The following table sets forth certain information with respect to our directors, executive officers and key employees.

NAME	AGE	POSITION
Adam Slazer	39	Founder, President, Chief Executive Officer, and Director

Adam Slazer, Founder, President, CEO, and Director

Since 1991, Adam Slazer has lived by his deep-rooted inner vision of exercise and fitness.  He created Exercise for Life Systems, Inc. to teach people the practical side and tremendous benefits of exercise.  With spirited enthusiasm and absolute professionalism, he instructs and motivates a wide range of clients to achieve and maintain their health and fitness goals.  His knowledge and passion for fitness have helped many people make a lifetime commitment to their health and to themselves.  Adam is a certified personal trainer with a Bachelor of Science degree in physical education from Southern Connecticut State University.  In addition to guiding women, men, athletes, and executives down the fitness road, his experience includes working with the strength coach for the New York Yankees.

Compensation of Directors

The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.  Each board member serves for a one year term until elections are held at each annual meeting.

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company.

Family Relationships

None.

Involvement In Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance With Section 16 (a) of the Exchange Act

Not applicable.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year ended December 31, 2007, the compensation awarded to, paid to, or earned by, our executive officers:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Adam Slazer	2007 2006	$6,000 $8,000	-	-	-	-	-	-	$6,000 $8,000

 Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not intend to pay any additional compensation to our directors. As of the date hereof, we have not entered into employment contracts with any of our officers and we do not intend to enter into any employment contracts until such time as it profitable to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of October 15, 2008, by (i) each person who is known by the Company to own beneficially more than 5% of any of the classes of outstanding Stock, (ii) each director of the Company, (iii) each officer and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Class
Adam Slazer	10,000,000	87.89%
Greentree Financial Group, Inc.	1,000,000	8.79%
All directors and executive officers of the Company as a group (1 person)	10,000,000	87.89%

(1)	Based on 11,477,050 issued and outstanding shares of common stock.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Pursuant to a May 23, 2008 consulting agreement (Exhibit 10.1) the Issuer agreed to pay a sum of $50,000 to Greentree Financial Group, Inc. in exchange for financial consulting services relating to the Issuer becoming as a “public company”.  $10,000 of the $50,000 fee was paid in advance and onOn May 23, 2008 the Issuer made a promissory note for the remainder of the fee payable to Greentree Financial Group, Inc. in the amount of $40,000 representing a principal amount of $38,835 plus interest of $1,165, or approximately 6% interest per annum) payable six months from May 23, 2008.  In addition, the Issuer agreed to provide personal fitness training services to GreenTree Financial Group, Inc.’s officers, directors and employees at a rate of $65 per hour plus other services mutually agreed upon relating to fitness tests, counseling and fitness advice. These services were to be credited against the principal and accrued interest amount of the note.  To date, the amount of $10,665 has been credited against principal and the amount of $1,165 has been credited against interest in exchange for fitness training services provided to Greentree Financial Group, Inc.  To date, the amount left outstanding on the promissory note is $28,170 of principal and no interest.      A copy of the promissory note is attached hereto as Exhibit 10.2.

Greentree Financial Group, Inc. is considered a “related person” because they are a security holder covered by Item 403(a) of SEC Regulation S-B since they are known to the Issuer to be the beneficial owner of more than five percent of our common stock.

Greentree Financial Group, Inc. acts as a financial consultant to the Issuer.  Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc.  Mr. Cottone and Mr. Bongiovanni share equal voting power over the investments of Greentree Financial Group, Inc.  Greentree Financial Group, Inc. received 1,000,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form S-1 registration statement and the prospectus included herein, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. A copy of our consulting agreement with Greentree Financial Group, Inc. is attached hereto as Exhibit 10.1.

 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The indemnification provided by the NC Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

 TRANSFER AGENT

GUARDIAN REGISTRAR & TRANSFER INC.

7951 S.W. 6th Street
Suite 216
Plantation, FL 33324
Tel: (954) 915-0105
Fax: (954) 449-0582

EXERCISE FOR LIFE SYSTEMS, INC.
SIX MONTHS ENDED JUNE 30, 2008 and 2007

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
BALANCE SHEET
AS OF JUNE 30, 2008

ASSETS	6/30/2008

CURRENT ASSETS:
Cash	$14,740
Prepaid expense	83,900
TOTAL CURRENT ASSETS	98,640

FIXED ASSETS:
Machinery and equipment	56,090
Accumulated depreciation	(27,740)
TOTAL FIXED ASSETS	28,350

TOTAL ASSETS	$126,990

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$18,592
TOTAL CURRENT LIABILITIES	18,592

STOCKHOLDERS' EQUITY
Common stock ($.0001 par value, 100,000,000 shares authorized; 11,149,000 shares issued and outstanding)	1,115
Additional paid in capital	114,785
Retained deficit	(7,502)
TOTAL STOCKHOLDERS' EQUITY	108,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$126,990

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	Three Months				Six Months
	Ended June 30,				Ended June 30,
	2008		2007		2008		2007
REVENUES:
Sales		$12,583		$15,684		$33,186		$35,368
Cost of sales		(2,547)		(3,171)		(6,675)		(7,166)
Gross profit		10,036		12,513		26,511		28,202

EXPENSES:
Selling, general and administrative expenses		38,914		14,621		58,558		33,305
Total expenses		38,914		14,621		58,558		33,305

(Loss) from operations		$(28,878)		$(2,108)		$(32,047)		$(5,103)

Interest expense - related party		-		-		-		-

(Loss) before income taxes		(28,878)		(2,108)		(32,047)		(5,103)

Provision for income taxes		-		-		-		-

NET (LOSS)		$(28,878)		$(2,108)		$(32,047)		$(5,103)

Basic and fully diluted net loss per common share:	$	*	$	*	$	*	$	*

Weighted average common shares outstanding		10,574,500		10,000,000		10,287,250		10,000,000

* less than $.01 per share.

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2008

			Additional	Retained
	Common Stock		Paid-in	Earnings
	Shares	Amount	Capital	(Deficit)

Balances, January 1, 2008	10,000,000	$1,000	$-	$24,545

Cash proceeds from the sale of common stock	149,000	15	14,885	-

Issuance of common stock for services renderred	1,000,000	100	99,900	-

Net loss for the six months ended June 30, 2008	-	-	-	(32,047)

Balances, June 30, 2008	11,149,000	$1,115	$114,785	$(7,502)

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(32,047)	$(5,103)
Adjustments to reconcile net (loss) to net cash provided by (used in) operations:
Depreciation	5,608	5,514
Common stock issued for services rendered and expensed	16,100	-
Increase in operating liabilities
Accounts payable	9,863	11
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(476)	422

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock to investors	14,900	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	14,900	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,424	422

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	316	637

END OF THE PERIOD	$14,740	$1,059

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC. (FKA A.J. GLASER, INC.)
NOTES TO FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2008

NOTE 1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.), (the “Company”) offers personal fitness training services and products and is located in the Charlotte, North Carolina area. The Company was re-incorporated in the State of North Carolina on September 27, 2006 and redomiciled to North Carolina in September 2008 upon closing of the Plan of Exchange. The Company previously was incorporated on September 19, 1996 in the State of New Jersey.

On June 9, 2008, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of North Carolina to change its corporate name to Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.). This amendment also changed the par value of the common stock from $1 per share to $.0001 per share and increased the authorized common shares from 100 shares to 100,000,000 shares.

Basis of Presentation
The financial statements include the accounts of Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.) under the accrual basis of accounting.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments
The Company’s financial instruments are cash and accounts payable. The recorded values of cash, prepaid expense and payables approximate their fair values based on their short-term nature.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. There were no common stock equivalents necessary for the computation of diluted loss per share.

Long-Lived Assets - In accordance with SFAS No. 144, the Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, including those noted above, the Company compares the assets’ carrying amounts against the estimated undiscounted cash flows to be generated by those assets over their estimated useful lives. If the carrying amounts are greater than the undiscounted cash flows, the fair values of those assets are estimated by discounting the projected cash flows. Any excess of the carrying amounts over the fair values are recorded as impairments in that fiscal period.

Property and Equipment - Property and equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment remaining from five to seven months.

When assets are sold or retired, their costs and accumulated deprecation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Revenue Recognition – Revenue is recognized when fitness training services are completed provided collection from the client of the resulting receivable is probable. Revenue from product sales is recognized when the products are shipped.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of six months or less to be cash equivalents.

Share-Based Payments - The Company accounts for share-based compensation using the fair value method of Financial Accounting Standard No. 123R. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

Recent Accounting Pronouncements - In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal six months that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

Recent Accounting Pronouncements (cont.) - In December 2007, the FASB issued two new statements: (a.) SFAS No. 141 (revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Financial statements. These statements are effective for fiscal Six months beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in financial statements.  The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

NOTE 2            INCOME TAXES

At June 30, 2008 the Company had no federal and state net operating loss carry forwards remaining.

Due to operating losses, there is no provision for current federal or state income taxes for the six months ended June 30, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the six months ended June 30, 2008 and 2007 is as follows:

Income tax computed at the federal statutory rate                                            34%
Income tax computed at the state statutory rate                                                6%
Valuation allowance                                                                                     (40%)

Total deferred tax asset                                                                                   0%

NOTE 3            CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $.0001 par value per share.

During the quarter ended June 30, 2008, the Company enacted a one hundred thousand for one forward stock split. The effects of this split are retroactively reflected in the financial statements as of the beginning of the period presented.

During the quarter ended June 30, 2008, the Company issued 1,000,000 restricted common shares to an unrelated service provider in exchange for consulting services to be rendered during the period from May 23, 2008, the date of the contract, for several months pursuant to a private placement made under Regulation 504. $16,100 of the fair value of this contract was expensed during the quarter ended June 30, 2008 and the remainder balance of $83,900 represents a prepaid expense awaiting matching over the next two consecutive quarters as services are performed.

NOTE 4            INCOME (LOSS) PER SHARE

Income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Basic and diluted loss per share was the same for the six months ended June 30, 2008 and 2007.

NOTE 5            LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company has an oral, month-to-month lease with its President. The lease is gratuitous and consists of approximately 100 square feet of office space. The effects of the fair value of rent of its headquarters that is provided by a related party are immaterial to the financial statements taken as a whole.

NOTE 6            SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the six months ended June 30, 2008 and 2007 are summarized as follows:

Cash paid during the period for interest and income taxes:

2008           2007
Income Taxes                                       $   --                                  $  --
Interest                                                 $   --                                  $  --

NOTE 7            GOING CONCERN AND UNCERTAINTY

The Company has suffered a loss from operations in 2006 and 2007. In addition, the Company has generated a negative internal cash flow from its business operations in 2007. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to increase sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

EXERCISE FOR LIFE SYSTEMS, INC.
FOR THE YEAR ENDED DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:
Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.)

I have audited the balance sheet of Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.) as of December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the two years ended December 31, 2007. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.) as of December 31, 2007, and the results of its operations and its cash flows for the two years ended December 31, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered a loss in 2006, has negative working capital, and generated a negative internal cash flow in 2006 that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Traci J. Anderson, CPA
Traci J. Anderson, CPA

Huntersville, North Carolina

August 8, 2008

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
BALANCE SHEET
AS OF DECEMBER 31, 2007 AND 2006

ASSETS	12/31/2007	12/31/2006

CURRENT ASSETS:
Cash	$316	$637
TOTAL CURRENT ASSETS	316	637

FIXED ASSETS:
Machinery and equipment	56,090	55,127
Accumulated depreciation	(22,131)	(11,025)
TOTAL FIXED ASSETS	33,959	44,102

TOTAL ASSETS	$34,275	$44,739

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,730	$6,984
Shareholder loan payable	-	31,260
TOTAL CURRENT LIABILITIES	8,730	38,244

STOCKHOLDERS' EQUITY
Common stock ($.0001 par value, 100,000,000 shares authorized; 10,000,000 shares issued and outstanding)	1,000	1,000
Additional paid in capital	-	-
Retained earnings	24,545	5,495
TOTAL STOCKHOLDERS' EQUITY	25,545	6,495

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,275	$44,739

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007			2006
REVENUES:
Sales		$61,127			$37,498
Cost of sales		(14,867)			(5,154)
Gross profit		46,260			32,344

EXPENSES:
Selling, general and administrative expenses		27,210			41,064
Total expenses		27,210			41,064

Income (loss) from operations		$19,050			$(8,720)

Interest expense - related party		-			(1,248)

Income (loss) before income taxes		19,050			(9,968)

Provision for income taxes		-			-

NET INCOME (LOSS)		$19,050			$(9,968)

Basic and fully diluted net loss per common share:	$		*	$	*

Weighted average common shares outstanding		10,000,000			10,000,000

* less than $.01 per share.

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Earnings

Balances, December 31, 2005	10,000,000	$1,000	$-	$15,463

Net loss for the year ended December 31, 2006	-	-	-	(9,968)

Balances, December 31, 2006	10,000,000	$1,000	$-	$5,495

Net income for the year ended December 31, 2007	-	-	-	19,050

Balances, December 31, 2007	10,000,000	$1,000	$-	$24,545

* Common stock amount and shares have been retroactively restated herein for the 100,000 for one forward split.

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC.
(FKA A.J. GLASER, INC.)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$19,050	$(9,968)
Adjustments to reconcile net income (loss) to net cash provided
(used in) by operations:
Depreciation	11,106	11,025
Increase (decrease) in operating liabilities
Accounts payable	1,746	(3,846)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	31,902	(2,789)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(963)	-
NET CASH (USED IN) INVESTING ACTIVITIES	(963)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of shareholder loans	(31,260)	-
NET CASH (USED IN) FINANCING ACTIVITIES	(31,260)	-

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(321)	(2,789)

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE YEAR	637	3,426

END OF THE YEAR	$316	$637

The accompanying notes are an integral part of these financial statements.

EXERCISE FOR LIFE SYSTEMS, INC. (FKA A.J. GLASER, INC.)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

NOTE 1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.), (the “Company”) offers personal fitness training services and products and is located in the Charlotte, North Carolina area. The Company was re-incorporated in the State of North Carolina on September 27, 2006 and redomiciled to North Carolina in September 2008 upon closing of the Plan of Exchange. The Company previously was incorporated on September 19, 1996 in the State of New Jersey.

On June 9, 2008, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of North Carolina to change its corporate name to Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.). This amendment also changed the par value of the common stock from $1 per share to $.0001 per share and increased the authorized common shares from 100 shares to 100,000,000 shares.

Basis of Presentation
The financial statements include the accounts of Exercise For Life Systems, Inc. (FKA A.J. Glaser, Inc.) under the accrual basis of accounting.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments
The Company’s financial instruments are cash and accounts payable. The recorded values of cash and payables approximate their fair values based on their short-term nature.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. There were no common stock equivalents necessary for the computation of diluted loss per share.

Long-Lived Assets - In accordance with SFAS No. 144, the Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, including those noted above, the Company compares the assets’ carrying amounts against the estimated undiscounted cash flows to be generated by those assets over their estimated useful lives. If the carrying amounts are greater than the undiscounted cash flows, the fair values of those assets are estimated by discounting the projected cash flows. Any excess of the carrying amounts over the fair values are recorded as impairments in that fiscal period.

Property and Equipment - Property and equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment remaining from five to seven years.

When assets are sold or retired, their costs and accumulated deprecation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Revenue Recognition – Revenue is recognized when fitness training services are completed provided collection from the client of the resulting receivable is probable. Revenue from product sales is recognized when the products are shipped.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Share-Based Payments - The Company accounts for share-based compensation using the fair value method of Financial Accounting Standard No. 123R. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

Recent Accounting Pronouncements - In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141 (revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Financial statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in financial statements.  The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

NOTE 2            INCOME TAXES

At December 31, 2007 the Company had no federal and state net operating loss carry forwards remaining.

Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2007 and 2006.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the years ended December 31, 2007 and 2006 is as follows:

Income tax computed at the federal statutory rate                                           34%
Income tax computed at the state statutory rate                                                6%
Valuation allowance                                                                                     (40%)

Total deferred tax asset                                                                                   0%

NOTE 3           CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $.0001 par value per share.

Subsequent to the year ended December 31, 2007, the Company enacted a one hundred thousand for one forward stock split. The effects of this split are retroactively reflected in the financial statements as of the beginning of the period presented.

Subsequent to the year ended December 31, 2007, the Company issued 1,000,000 restricted common shares to an unrelated service provider in exchange for consulting services to be rendered during such year pursuant to a private placement made under Regulation 504.

NOTE 4           INCOME (LOSS) PER SHARE

Income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Basic and diluted loss per share was the same for the years ended December 31, 2007 and 2006.

NOTE 5            LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company has an oral, month-to-month lease with its President. The lease is gratuitous and consists of approximately 100 square feet of office space. The effects of the fair value of rent of its headquarters that is provided by a related party are immaterial to the financial statements taken as a whole.

NOTE 6            SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2007 and 2006 are summarized as follows:

Cash paid during the period for interest and income taxes:

2007           2006
Income Taxes                                     $   --                                    $  --
Interest                                               $   --                                    $1,248

NOTE 7           GOING CONCERN AND UNCERTAINTY

The Company has suffered a loss from operations in 2006. In addition, the Company has generated a negative internal cash flow from its business operations in 2006 and has negative working capital at December 31, 2007. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to increase sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

PROSPECTUS

Exercise for Life Systems, Inc.

466,050 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Until [                      ], 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Commission Registration Fee	$5.41
Printing and Engraving Expenses	$1,000.00
Accounting Fees and Expenses	$15,000.00
Legal Fees and Expenses	$25,000.00
Miscellaneous	$—
TOTAL	$41,005.41

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The indemnification provided by the NC Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years the Registrant has issued the following securities without registration under the Securities Act of 1933, as amended:

During 2008, we issued 1,000 common shares each to William C. Moncrief Jr., Terri Lynn Abel, Mark A. Dell, Judith A. Newland, Thomas F. Von Ohlen, Stephen Glaser, Stacie K. Branham, Bradley E. Turner, Stacie Dyan Cottone, Angela Cottone, Nancy Lea Hart/Doc Hart, Tracie Zehnal, Thomas A. Brophy, Vanessa Cottone, Tara Cottone, and Michael W. Chandler at $0.10 per share for a total of $100 from each investor and an aggregate of $1,600. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also in 2008, we issued 35,000 common shares to Steven A. Bongiovanni at $0.10 per share for an aggregate price of $3,500.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 10,000 common shares each to Richard A. West, Joseph M. Wilkins, Valerie A. Garman, and Sunbelt Studios, LLC at $0.10 per share for a total of $1,000 from each investor and an aggregate of $4,000.  We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 5,000 common shares each to Mark J. Koury, Christopher S. Moseley, and George and Nellie Roth at $0.10 per share for a total of $500 from each investor and an aggregate of $1,500.  We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also in 2008, we issued 50,000 common shares to Bryan Kuskie at $0.10 per share for an aggregate price of $5,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 2,000 common shares each to Adam D.A. Matisko, Ray Moseley, William A. Byrd, Richard Neil Younts, Rodney Slagter, and Dean A. Stewart for a total of $200 from each investor and an aggregate of $1,200.  We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 2,050 common shares to Stacie D. Criscuolo at $0.10 per share for an aggregate price of $205.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also in 2008, we issued 100,000 common shares to Tray Rorie at $0.10 per share for an aggregate price of $10,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 7,500 common shares to Scott R. Tetterton at $0.10 per share for an aggregate price of $750.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 7,000 common shares to Stanly Nicastro at $0.10 per share for an aggregate price of $700.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also in 2008, we issued 10,000,000 common shares to Adam Slazer for his services to the Company as Founder and President.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 92,500 common shares to Guardian Registrar and Transfer, Inc. for its services to the Company as registrar and transfer agent.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 1,000,000 common shares to Greentree Financial Group, Inc. for professional services in connection with preparing this registration statement, EDGAR services, selecting an independent transfer agent and advisement on blue sky issues. These shares are valued at $.10 per share, yielding an aggregate expense of $100,000 that will be included in our financial statements during fiscal 2008. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 100 shares of common stock to A.J. Glaser, Inc. in connection with a plan of exchange whereby we exchanged 100 shares of our stock for 100 shares of A.J. Glaser, Inc. common stock constituting a 100% interest in A.J. Glaser, Inc.  We entered into this exchange transaction in order to redomicile our company to the State of North Carolina.  We chose North Carolina because it is where the majority of our operations are conducted.  A copy of the plan of exchange is attached hereto as Exhibit 10.3.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

EXHIBITS

3.1	New Jersey Articles of Incorporation *

3.2	North Carolina Articles of Incorporation.*

3.3	Amendments to the North Carolina Articles of Incorporation.*

3.4	Bylaws.*

5.1	Opinion re Legality. *

10.1	Consulting Agreement with Greentree Financial Group, Inc.*

10.2	Greentree Financial Group, Inc. Promissory Note. *
10.3	Plan of Exchange. *
14.1	Code of Ethics. *

23.1	Consent of Registered Certified Public Accountants. **

23.2	Consent of Legal Counsel (included in Exhibit 5.1 hereto). *

*	Previously filed in the Registration Statement on Form S-1 filed on September 19, 2008.

**	Previously filed in the Registration Statement on Form S-1/A1 October 3, 2008.

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on October 15, 2008

Exercise for Life Systems, Inc.

Date: October 15, 2008	By:	/s/ Adam Slazer
	Name:	Adam Slazer
	Title:	Principal Financial Officer, Principal Accounting Officer and Principal Executive Officer

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Adam Slazer	Date: October 15, 2008
Adam Slazer
Principal Financial Officer, Principal Accounting Officer and Principal Executive Officer